                                                                     Exhibit 5.1

                                  June 27, 2007

SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY  10022

Ladies and Gentlemen:

      SP Acquisition Holdings, Inc., a Delaware corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on
Form S-1 (the "Registration Statement") for the purpose of registering under the
Securities Act of 1933, as amended (the "Securities Act"), 34,500,000 units (the
"Units"), including 4,500,000 Units subject to the underwriters' over-allotment option, as described in the Registration Statement. Each Unit consists of one share of the Company's common stock, par value $0.001 per share (the "Common
Stock" and the shares of Common Stock underlying the Units, the "Shares") and one warrant to purchase one share of Common Stock (a "Warrant" and collectively the "Warrants" and together with the Units and the Shares, the "Securities").

      We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion, when the price at which the Units to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment for the Units in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Units and Shares will be validly issued, fully paid and non-assessable and the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

      We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General
Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law, and the law of the State of New York.

      We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the
Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the
Securities Act.

                        Very truly yours,

                        /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                        OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP